Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-267721 of Salem Media Group, Inc. on Form S-3 Amendment No. 1 of our report dated March 4, 2021, on the 2020 consolidated financial statements of Salem Media Group, Inc. appearing in the Annual Report on Form 10-K of Salem Media Group, Inc. for the year ended December 31, 2021, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP
Crowe LLP

Los Angeles, California

December 9, 2022